March 23, 2000

3Si Holdings, Inc. (OTCBB: TSIH) a provider of Internet based customer support solutions, has reached an agreement with Storage Area Networks, Inc., its largest Creditor to convert approximately $2.2 million in debt to equity. This agreement further allows 3Si and SAN to settle the lawsuit filed May 15, 1999 by SAN as a result of this liability.

"This agreement will improve the financial stability of 3Si by converting an outstanding debt into common stock," said Frank Backes, President and CEO of 3Si, "The restructuring of this debt will open up new opportunities for 3Si by increasing the possibility of future investments."

For more information on 3SI Holdings, Inc., KEWi.net please visit our web sites at http://www.3si.com or http://www.kewi.net.

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties detailed in the company's filing with the Securities and Exchange Commission.